                                                                    Exhibit 23.5



                               CONSENT OF EXPERT


To The MONY Group Inc:

         I hereby consent to the inclusion in the Registration Statement on Form S-1 of The MONY Group Inc., as it may be amended, as well as in the Prospectus which forms a part of the Registration Statement, of my actuarial opinion dated August 10, 1998 and to the reference to my Firm, PricewaterhouseCoopers LLP, under the caption "Experts."

                                   /s/ Jesse M. Schwartz, F.S.A., M.A.A.A.


October 30th, 1998